UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2019

GENIUS BRANDS INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-54389	20-4118216
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8383 Wilshire Blvd., Suite 412

Beverly Hills, CA 90211

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (310) 499-2402

(Former Address: 301 N. Canon Drive, Suite 305, Beverly Hills, CA 90210)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.08	Shareholder Director Nominations.

The Board of Directors (the “Board”) of Genius Brands International, Inc. (the “Company”) has established Friday, June 14, 2019 as the date of the Company’s 2019 annual meeting of stockholders (the “2019 Annual Meeting”). Because the date of the 2019 Annual Meeting has advanced by more than 30 days from the anniversary date of the Company’s 2018 annual meeting of stockholders (the “2018 Annual Meeting”), in accordance with Rule 14a-5(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company is informing stockholders of such change. The exact time and location of the 2019 Annual Meeting will be specified in the Company’s proxy statement for the 2019 Annual Meeting.

Because the date of the 2019 Annual Meeting has been changed by more than 30 days from the anniversary of the 2018 Annual Meeting, a new deadline has been set for submission of proposals by stockholders intended to be included in the Company’s proxy statement for the 2019 Annual Meeting. In order for a proposal under Rule 14a-8 under the Exchange Act to be considered timely, it must be received by the Company on or prior to 5:00 p.m., eastern time, April 1, 2019 at the Company’s principal executive offices at 8383 Wilshire Blvd., Suite 412, Beverly Hills, CA 90211, directed to the attention of the Corporate Secretary, which the Company believes is a reasonable time before it expects to begin to print and send it proxy materials. Any proposal received after such date will be considered untimely. All such proposals must be in compliance with applicable laws and regulations in order to be considered for inclusion in the Company’s proxy statement for the 2019 Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENIUS BRANDS INTERNATIONAL, INC.

Dated: March 18, 2019	By:	/s/Andy Heyward
Name: Andy Heyward
Title: Chief Executive Officer